SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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/ /	Preliminary Proxy Statement
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/ /	Definitive Proxy Statement
/x/	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
SUNHAWK.COM CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Sunhawk Shareholder:

    Sunhawk.com Corporation invites you to attend a special meeting in lieu of annual meeting of shareholders to be held on July 31, 2001, beginning at 10:00 a.m. local time, at The Regent Hotel, 55 Wall Street, New York, New York 10005, to consider and vote upon the proposals described in the enclosed proxy statement.

    You will be asked to vote on the following matters: (a) approval of an asset purchase agreement between Sunhawk and an entity controlled by Marlin J. Eller, Sunhawk's current chairman, president and chief executive officer, along with the transactions contemplated by that agreement, pursuant to which Mr. Eller's entity will acquire the assets relating to Sunhawk's digital sheet music business; (b) approval of that agreement among Sunhawk, A.N.N. Automation, Inc., a provider of digital video asset and resource management systems, and the shareholders of A.N.N., along with the transactions contemplated by the merger agreement, pursuant to which A.N.N. will merge with and into Sunhawk in exchange for the issuance by Sunhawk to A.N.N. shareholders of 2,414,605 shares of Sunhawk common stock (subject to adjustment) and the cancellation of indebtedness; (c) approval of an amendment to Sunhawk's articles of incorporation to change the name of the corporation from Sunhawk.com Corporation to Stardrive Solutions Inc.; (d) approval of an increase in the number of shares of Sunhawk common stock reserved for issuance under the Sunhawk 1996 stock option plan from 800,000 to 1,600,000; and (e) election of six directors to serve for one-year terms.

    Pursuant to the asset purchase agreement, the assets of Sunhawk's digital sheet music business will be sold to an entity controlled by Mr. Eller in exchange for: (a) 500,000 shares of Sunhawk's common stock currently held by Mr. Eller that will be transferred to Sunhawk and subsequently cancelled; (b) cancellation of prior indebtedness of $1.0 million owed by Sunhawk to Mr. Eller and/or his affiliates; and (c) a license to Sunhawk to use the digital sheet music technology. In addition to the digital sheet music assets, the entity controlled by Mr. Eller will receive a cash payment of approximately $750,000 and a $300,000 note (to confirm a previous debt to Mr. Eller).

    Under the merger agreement, A.N.N. will merge with and into Sunhawk. As a result of the merger, all of the shares of capital stock of A.N.N. which are issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive shares of Sunhawk's common stock, and Sunhawk will cancel a note payable by A.N.N. in the aggregate amount of $560,000.

    You should carefully consider the "Risk Factors" beginning on page 10 and attached hereto, as well as all of the other information in this proxy statement.

    Sunhawk has enclosed a notice of the special meeting in lieu of annual meeting and a proxy statement discussing the matters to be considered at the special meeting. You should read this entire proxy statement carefully. This proxy statement also serves as Sunhawk's annual report to shareholders for fiscal year 2000.

    Sunhawk's board of directors has carefully considered and approved the matters described above and has determined that the approval of these matters is in the best interests of Sunhawk and its shareholders. Sunhawk's board of directors strongly supports these proposals and recommends that you vote to approve all of the proposals. Sunhawk management looks forward to seeing its shareholders at the special meeting.

Very truly yours,

Marlin J. Eller
Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

     This additional definitive statement is dated July 9, 2001 and is first being mailed to Sunhawk shareholders on or about June 10, 2001.

SUNHAWK.COM CORPORATION
223 Taylor Avenue N.
Suite 200
Seattle, Washington 98109-5017

NOTICE OF SPECIAL MEETING
IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 31, 2001

    NOTICE IS HEREBY GIVEN that a special meeting in lieu of annual meeting of shareholders of Sunhawk.com Corporation, a Washington corporation, will be held at The Regent Hotel, 55 Wall Street, New York, New York 10005, on July 31, 2001, beginning at 10:00 a.m. local time, for the following purposes:

  1.
  To vote on a proposal to approve the asset purchase agreement, dated as of February 2, 2001, as amended, by and between Sunhawk and Sunhawk Digital Music LLC, a Washington limited liability company controlled by Marlin J. Eller, Sunhawk's chairman, president and chief executive officer, and the transactions contemplated by that agreement, pursuant to which Sunhawk Digital Music LLC will acquire the assets of Sunhawk's digital sheet music business;

  2.
  To vote on a proposal to approve the amended and restated agreement and plan of merger, dated as of May 16, 2001, by and among A.N.N. Automation, Inc., Sunhawk and the shareholders of A.N.N., and the transactions contemplated by that agreement, pursuant to which A.N.N. will be merged with and into Sunhawk, with Sunhawk being the surviving corporation;

  3.
  To vote on a proposal to amend Sunhawk's articles of incorporation to change the name of the corporation from Sunhawk.com Corporation to Stardrive Solutions Inc.;

  4.
  To vote on a proposal to increase the number of shares of Sunhawk common stock reserved for issuance under Sunhawk's 1996 stock option plan from 800,000 to 1,600,000;

  5.
  To elect six directors to serve on Sunhawk's board of directors for a one-year term until their successors are duly elected; and

  6.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Only shareholders of record at the close of business on June 18, 2001 are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting. Sunhawk shareholders have the right to dissent from the sale of the digital sheet music assets and to receive payment in cash for the fair value of their shares of Sunhawk common stock. A copy of the Washington law that grants dissenters' rights is attached to this proxy statement as Annex E.

    The board of directors recommends that you vote in favor of the proposals to approve (i) the asset purchase agreement and the transactions contemplated by that agreement; (ii) the amended and restated agreement and plan of merger and the transactions contemplated by that agreement; (iii) the amendment to the articles of incorporation in order to change the corporate name; (iv) the increase in the number of shares of Sunhawk common stock reserved for issuance under the Sunhawk 1996 stock option plan; and (v) the election of the directors nominated by the board to serve on Sunhawk's board of directors.

By Order of the Board of Directors

David Otto,
Secretary
July 9, 2001 Seattle, Washington

    Whether or not you expect to attend the special meeting in person, please complete, date and sign the enclosed proxy card and return it in the enclosed postage-paid envelope. You may revoke your proxy authorization by: (a) duly executing a later-dated proxy card relating to the same shares and delivering it to Sunhawk's secretary prior to the taking of the vote at the special meeting; (b) filing a written notice of revocation with Sunhawk's secretary prior to the taking of the vote at the special meeting; or (c) attending the special meeting in person and voting your shares.

    Your vote is important. To vote your shares, please sign, date and complete the enclosed proxy card and mail it promptly in the enclosed envelope.

Risk Factors

    Set forth below is an additional risk factor that each shareholder should consider prior to voting on the proposals set forth in Sunhawk's Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934.

RISKS RELATED TO DELISTING OF SUNHAWK'S COMMON STOCK

    On July 6, 2001, Sunhawk was informed by Nasdaq that Sunhawk's proposed merger agreement with A. N. N. constituted a "reverse merger" under Rule 4330(f) of the Nasdaq Market Place Rules. Accordingly, Nasdaq will require Sunhawk to satisfy the Nasdaq SmallCap Market initial listing requirements in order for Sunhawk's common stock to continue to trade on the Nasdaq SmallCap Market.

    The Nasdaq SmallCap Market initial listing requirements include, among other things, that Sunhawk have four million dollars ($4,000,000) in net tangible assets and a minimum bid price of four dollars ($4.00) per a share. Upon closing of the contemplated merger with A. N. N., Sunhawk does not believe it will be able to satisfy the Nasdaq SmallCap Market initial listing requirements because it will not have net tangible assets of four million dollars ($4,000,000). Further, Sunhawk does not know whether or not the minimum bid price for its common stock will equal four dollars ($4.00) at the time of the consummation of the merger with A. N. N.

    Accordingly, upon consummation of the merger with A. N. N., Sunhawk intends to file an application for initial listing with the Nasdaq SmallCap Market and will endeavor to satisfy the Nasdaq SmallCap Market initial listing requirements. There can be no assurance, however, that Sunhawk could be able to meet the Nasdaq SmallCap Market initial listing requirements and, if Sunhawk is unable to meet such initial listing requirements, Sunhawk's common stock will be delisted from the Nasdaq SmallCap Market. Further, in the event Sunhawk's contemplated merger with A.N.N. is not consummated, Sunhawk may not be able to meet the Nasdaq SmallCap Market maintenance requirements given its current cash position and its historical operational losses. If Sunhawk is unable to satisfy such maintenance requirements, Sunhawk's common stock will be delisted from the Nasdaq SmallCap Market.